Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mon Space Net, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2016 (the “Report”), I, Lai Chai Suang, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 17, 2017	By:	/s/ Lai Chai Suang
Lai Chai Suang
Chief Financial Officer (Principal Accounting Officer)